UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 16, 2009
Date of report (Date of earliest event reported)
PepsiAmericas, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-15019	13-6167838
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
4000 RBC Plaza
60 South Sixth Street
Minneapolis, Minnesota 55402
(Address of principal executive offices, including zip code)
(612) 661-4000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EX-10
EX-99

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On May 16, 2009 we entered into a Subscription and Share Exchange Agreement (the “Agreement”) with The Central America Bottling Corporation (also known as The Central America Beverage Corporation) (“CABCORP”). Under the terms of the Agreement, we are contributing substantially all of our operations in the Caribbean (with the exception of the Bahamas) to CABCORP in exchange for the issuance to us by CABCORP of shares in CABCORP equal to eighteen percent (18%) of the issued and outstanding voting common stock of CABCORP. CABCORP has operations in Guatemala, El Salvador, Honduras and Nicaragua. The management and affairs of CABCORP following consummation of the transaction contemplated by the Agreement will be conducted by a nine member board of directors. The transaction, which is expected to close in the third quarter of 2009, is subject to customary closing conditions and regulatory approvals.
      The above description is qualified by reference to the text of the Agreement, which is filed as Exhibit 10 to this Current Report on Form 8-K and incorporated by reference herein. We also issued a press release discussing the Agreement on May 18, 2009, which is attached hereto as Exhibit 99 and incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d) See “Exhibit Index.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PepsiAmericas, Inc.
Date: May 18, 2009	By:	/s/ Alexander H. Ware
Alexander H. Ware
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10	Subscription and Share Agreement between PepsiAmericas, Inc. and The Central America Bottling Corporation, dated May 16, 2009.

99	Press release dated May 18, 2009.